Exhibit 23.1             Consent of Grant Thornton LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Insynq, Inc.
1101 Broadway Plaza
Seattle, WA 98402

We have issued our report dated July 26, 2001, accompanying the financial statements included in the Annual Report of Insynq, Inc. on Form 10-KSB for the year ended May 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Insynq, Inc. on Form S-8
(File No. 333-55490, effective February 13, 2001).



/s/ GRANT THORNTON LLP

Seattle, Washington
July 31, 2001